UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Richmond Mutual Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

Maryland	36-4926041
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 North 9th Street Richmond, Indiana	47374
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-230184
Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.
The description of the common stock, $0.01 par value per share, of Richmond Mutual Bancorporation, Inc. (the “Registrant”), is incorporated by reference is to the “Description of Capital Stock of Richmond Mutual Bancorporation, Inc. (Maryland)”, “Our Policy Regarding Dividends” and “Market for the Common Stock” in the prospectus that constitutes a part of the Registration Statement on Form S-1 (File No. 333-230184) initially filed publicly by the Registrant with the Securities and Exchange Commission on March 11, 2019, as subsequently amended from time to time thereafter (the “Registration Statement”). The description of the common stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.
For a description of the provisions of the Registrant’s Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of Richmond Mutual Bancorporation, Inc.” and “Description of Capital Stock of Richmond Mutual Bancorporation, Inc. (Maryland)” in the Registration Statement.

Item 2.	Exhibits.
In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RICHMOND MUTUAL BANCORPORATION, INC., a Maryland corporation

Date:	June 24, 2019

By:	/s/ Garry D. Kleer
Garry D. Kleer, President and Chief Executive Officer